UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

THE TRADE DESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, CA 93001

(Address of principal executive offices) (Zip Code)

(805) 585-3434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03Material Modification to Rights of Security Holders.

As described in Item 5.07 below, at the 2020 Special Meeting of Stockholders (the “Special Meeting”) of The Trade Desk, Inc. (the “Company”) held on December 22, 2020, the stockholders of the Company approved certain amendments to the Company’s certificate of incorporation and the adoption of the Company’s Amended and Restated Bylaws. The information set forth in Item 5.07 is incorporated by reference into this Item 3.03.

The description of the amendments to the certificate of incorporation and the Amended and Restated Bylaws included in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to Proposals 1, 2, 3, 4 and 5 in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on October 27, 2020 (the “Proxy Statement”) and the full text of the marked version of the amended and restated certificate of incorporation filed as Appendix A-2 to the Proxy Statement and the marked version of the Amended and Restated Bylaws filed as Appendix B-2 to the Proxy Statement.

The amendments to the certificate of incorporation became effective on December 22, 2020 upon the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The Amended and Restated Bylaws also became effective on December 22, 2020.

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on December 22, 2020. As of the record date of October 20, 2020, there were 41,947,749 shares of Class A common stock outstanding (each entitled to one vote per share) and 5,015,339 shares of Class B common stock outstanding (each entitled to 10 votes per share).  Of the total 46,963,088 shares of the Company's common stock outstanding as of the record date, 34,790,682 shares were represented at the Special Meeting, thereby establishing a quorum for the conduct of business at the meeting. The stockholders considered five proposals at the Special Meeting, each of which is described in more detail in the Proxy Statement. The number of votes cast for and against and the number of abstentions with respect to each proposal voted upon are set forth below.

Proposal 1. The stockholders approved an amendment to the Company’s certificate of incorporation to change the events upon which all shares of Class B common stock will automatically convert into Class A common stock, by the following vote:

For	Against	Abstain
72,128,408	7,403,212	214,854

Proposal 2. The stockholders approved an amendment to the Company’s certificate of incorporation to permit stockholders to act by written consent beginning on the first date on which the outstanding shares of Class B common stock represent less than 50% of the Company’s outstanding voting power, by the following vote:

For	Against	Abstain
72,852,109	6,650,702	243,663

Proposal 3. The stockholders approved an amendment to the Company’s certificate of incorporation to permit stockholders owning at least 20% of the Company’s outstanding shares of common stock continuously for one year to request special stockholder meetings, by the following vote:

For	Against	Abstain
72,779,503	6,762,293	204,678

Proposal 4. The stockholders approved an amendment to the Company’s certificate of incorporation to provide that the holders of the Company’s Class A common stock, voting as a single class, will be entitled to elect one director if the total number of directors is eight or fewer or two directors if the total number of directors is nine or greater, by the following vote:

For	Against	Abstain
72,929,452	6,615,381	201,641

Proposal 5. The stockholders approved the adoption of the Amended and Restated Bylaws of the Company in the form attached as Appendix B-1 to the Proxy Statement, by the following vote:

For	Against	Abstain
72,921,188	6,573,045	252,241

The approval of each of Proposals 1, 2, 3, 4 and 5 (the “Proposals”) was cross-conditioned upon the approval by the stockholders of each of the other Proposals. Each of the Proposals received the affirmative vote of the holders of at least 66 2/3% of the voting power of the Company’s outstanding shares entitled to vote. Additionally, each of the Proposals received the Majority of the Minority Approval, as defined in the Proxy Statement. Proposal 1 also received the approval of the holders of a majority of the outstanding shares of the Class B common stock outstanding and entitled to vote as of the record date.  Accordingly, each of the Proposals was approved.

No other items were presented to the stockholders at the Special Meeting.

On December 22, 2020, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	The following exhibit is being filed herewith:

Exhibit No.	Description
99.1	Press release of The Trade Desk, Inc., dated December 22, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC. (Registrant)

Date: December 23, 2020
	By:	/s/ Blake J. Grayson
Blake J. Grayson
Chief Financial Officer (Principal Financial and Accounting Officer)